UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 7, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

Sale of Exchangeable Preferred Stock and Warrants

On April 7, 2008, Neurogen Corporation (the “Company”), a Delaware corporation entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers up to an aggregate of 981,411 shares of its non-voting Series A Exchangeable Preferred Stock (the “Exchangeable Preferred Stock”), par value $0.025 per share, and warrants (the “Warrants”) to purchase its common stock, par value $0.025 per share (the “Common Stock”) at an aggregate price of $31.20 for one share of Exchangeable Preferred Stock and one Warrant exercisable for a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which one share of Exchangeable Preferred Stock is exchangeable (the “Transaction”).  The aggregate proceeds from the Transaction will be approximately $30,620,023.  The Transaction closed on April 11, 2008.

Terms of the Exchangeable Preferred Stock

The rights, preferences and privileges of the Exchangeable Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Neurogen Corporation, filed by the Company with the Secretary of State of the State of Delaware on April 10, 2008.

Upon the later to occur of (i) the approval by the holders of the Common Stock of the exchange of the Exchangeable Preferred Stock into Common Stock (“Stockholder Approval”) as required by the applicable rules of The Nasdaq Stock Market and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), each share of Exchangeable Preferred Stock will be automatically exchanged for shares of Common Stock. Each outstanding share of Exchangeable Preferred Stock will automatically be exchanged for such number of shares of Common Stock determined by dividing (i) the stated value for the Exchangeable Preferred Stock of $31.20 by (ii) the exchange price of the Exchangeable Preferred Stock then in effect. The initial exchange price of the Exchangeable Preferred Stock shall be $1.20 per share, resulting in an initial exchange rate of 26 shares of Common Stock for each share of Exchangeable Preferred Stock. The exchange price is subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the Common Stock. Upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Exchangeable Preferred Stock, if any, shall be paid in shares of Common Stock. If Stockholder Approval of the exchange is not obtained on or prior to April 11, 2009, the holders of the Exchangeable Preferred Stock will have no obligation and the Company will not have the option to exchange the Exchangeable Preferred Stock for Common Stock, in which case the Exchangeable Preferred Stock shall remain outstanding pursuant to its terms. Pursuant to the Securities Purchase Agreement, the Company has agreed to hold a meeting of its stockholders on or prior to 120th day following the close of the Transaction, at which meeting the Company will use its best efforts to obtain approval for the exchange of the Exchangeable Preferred Stock.

If Stockholder Approval has been obtained prior to April 11, 2009 and prior to the expiration or termination of any waiting period under the HSR Act (the “HSR Approval”), then all outstanding shares of Exchangeable Preferred Stock (whether or not held by a stockholder required to file for such HSR Approval) will not be exchanged for shares of Common Stock until receipt of such HSR Approval or until such time as no HSR Approval is required or the exchange of the Exchangeable Preferred Stock is not otherwise prohibited by the provisions of the HSR Act, including, but not limited to, in the event of a transfer by a holder of Exchangeable Preferred Stock to any other person, whether or not such person is an affiliate of the holder, the result of which is that the exchange of such shares would not violate the HSR Act.  The holder shall deliver written notice to the Company at least five days prior to the date on which such holder plans to take any action which such holder intends to result in the removal of any restriction on the exchange of the Exchangeable Preferred Stock under the HSR Act. On the date of exchange, all rights with respect to the Exchangeable Preferred Stock so exchanged will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Exchangeable Preferred Stock and any accrued but unpaid dividends thereon (whether or not declared) have been exchanged.

Dividends on the Exchangeable Preferred Stock will be cumulative and will accrue at an annual rate of 20% of the purchase price per share, compounded monthly from and including April 11, 2008. Dividends will be payable until all or a portion of the Exchangeable Preferred Stock is exchanged for Common Stock or until the Exchangeable Preferred Stock is redeemed by the Company upon a liquidation, dissolution or change in control of the Company, or is otherwise acquired by the Company. Dividends shall be paid by the Company in cash (provided the Company may lawfully do so) or additional shares of Exchangeable Preferred Stock at the election of each holder of Exchangeable Preferred Stock (which additional shares of Exchangeable Preferred Stock shall be deemed to accrue and accumulate dividends (whether or not declared) as otherwise set forth herein in respect of which such dividends are paid).  In the event that the Company fails for any reason to pay dividends on the Exchangeable Preferred Stock when it is lawfully permitted to do so or fails to redeem all shares of the Exchangeable Preferred Stock within 30 days after receipt of a redemption demand notice, the dividend rate on the Exchangeable Preferred Stock will be increased to 30% per annum.

For so long as any shares of Exchangeable Preferred Stock remain outstanding, the Company shall not, without the prior consent of the holders of a majority of the outstanding shares of Exchangeable Preferred Stock, pay any dividend upon any other class or series of equity securities of the Company (“Junior Stock”), whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any Junior Stock. In addition, if the Company does declare, set aside for or pay any dividends or make any distributions on shares of Junior Stock, the holders of the Exchangeable Preferred Stock then outstanding will be entitled to simultaneously receive such dividend or distribution on a pro rata basis as if the shares of Exchangeable Preferred Stock then outstanding had been exchanged into the greatest number of shares of Common Stock into which such shares of Exchangeable Preferred Stock could be exchanged.

If the Exchangeable Preferred Stock remains outstanding on or following the earlier of April 11, 2009, and the date on which the Company issues any capital stock or debt securities (other than issuances pursuant to an equity incentive plan), both the Company and the holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock will have the option to cause the Company, to the extent it may lawfully do so, to redeem, from time to time, any or all of the outstanding shares of Exchangeable Preferred Stock for cash in a per share amount equal to the greater of: (i) the sum of 120% of the then current stated value of a share of Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such redemption and (ii) an amount equal to the average of the closing prices for the Common Stock on the Nasdaq Global Market for the 20 trading days immediately preceding the date which the Company or the holders of the outstanding Exchangeable Preferred Stock exercise such right multiplied by the then current exchange rate for the Exchangeable Preferred Stock (the “Redemption Price”).  In addition, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Exchangeable Preferred Stock will also be entitled to receive the Redemption Price per share of Exchangeable Preferred Stock.

If the Company consummates a “change in control,” as defined in the Certificate of Designations, holders of the Exchangeable Preferred Stock will have the right to receive the greater of: (i) the sum of 120% of the then current stated value of a share of Exchangeable Preferred Stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such change in control and (ii) the consideration per share of Common Stock received by the holders thereof in a change in control, provided, that, if the consideration is other than cash, its value will be deemed its fair market value as determined in good faith by the Company’s board of directors and the holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Exchangeable Preferred Stock will have no further rights in respect of such shares of Exchangeable Preferred Stock and shall not be entitled to participate in any further distributions of the Company’s assets.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement dated April 7, 2008, between the Company and the Purchasers entered into in connection with the Transaction, certain holders of the Exchangeable Preferred Stock are entitled to registration rights with respect to the shares of Common Stock, if any, issued upon exchange of the Exchangeable Preferred Stock and upon the conversion of the Warrants. The Company has agreed to file a registration statement to register the shares of Common Stock into which such holders’ shares of Exchangeable Preferred Stock may be exchanged and into which such holders’ Warrants may be converted, in each case no later than 20 days after the initial date of issuance of the Exchangeable Preferred Stock and the Warrants. If the Exchangeable Preferred Stock has not been exchanged for Common Stock prior to April 11, 2009, the Company has agreed to use its reasonable best efforts to cause to be declared effective, and to keep continuously effective, a registration statement to register the shares of Exchangeable Preferred Stock. The Company has agreed to pay all of the fees and expenses related to the filing of the registration statements under the Registration Rights Agreement.

The foregoing is a summary of the terms of the Securities Purchase Agreement and the Registration Rights Agreement, as well as the terms of the Exchangeable Preferred Stock under the Certificate of Designations. As a summary, it does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On April 9, 2008, the Company announced that it had reduced its workforce by approximately 45 employees in research and administration functions, as part of an initiative to focus the Company’s resources on advancing its four clinical programs in insomnia, anxiety, restless legs syndrome and Parkinson’s disease.  Affected employees will be eligible for a severance package that includes severance pay, continuation of benefits and outplacement services.  The Company estimates that the aggregate restructuring charges associated with the reduction will be approximately $2.6 million of which the majority will be paid in the second and third quarters of 2008.

Item 3.02  Unregistered Sales of Equity Securities.

On April 11, 2008, pursuant to the terms of the Securities Purchase Agreement, the Company sold 981,411 shares of the Company’s Exchangeable Preferred Stock and warrants to purchase shares of the Company’s common stock to the Purchasers at an aggregate price of $31.20 for one share of Exchangeable Preferred Stock and one Warrant exercisable for a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which one share of Exchangeable Preferred Stock is exchangeable, for an aggregate proceeds of approximately $30,620,023.   The Transaction constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation D promulgated under the Securities Act. For more information about the Transaction and the terms of the Exchangeable Preferred Stock and Warrants, see the information set forth under Item 1.01 and Item 5.03, which is incorporated herein by reference in its entirety.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure set forth in Items 1.01 and 5.03 hereof is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 10, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Neurogen Corporation. The board of directors of Neurogen authorized the filing of this certificate as of March 31, 2008 pursuant to the reservation and designation of 1,500,000 shares of the Company’s preferred stock as Series A Exchangeable Preferred Stock in connection with the Transaction. See “Terms of the Exchangeable Preferred Stock” set forth under Item 1.01 above for a description of the rights, preferences and privileges of the Exchangeable Preferred Stock, which is incorporated herein by reference. The description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 8.01  Other Events.

On April 9, 2008, the Company issued a press release, attached hereto as Exhibit 99.1 and made part of this report, announcing the Transaction and reduction in its workforce.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Registration Rights Agreement, dated April 7, 2008, by and between Neurogen Corporation and certain selected institutional investors listed on Exhibit A thereof.

4.2	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Neurogen Corporation.

10.1	Securities Purchase Agreement, dated April 7, 2008, by and between Neurogen Corporation and certain selected institutional investors listed on Exhibit A thereof.

99.1	Press Release, dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: April 11, 2008	Title: President and Chief Executive Officer

EXHIBIT INDEX

4.1	Registration Rights Agreement, dated April 7, 2008, by and between Neurogen Corporation and certain selected institutional investors listed on Exhibit A thereof.

4.2	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of Neurogen Corporation.

10.1	Securities Purchase Agreement, dated April 7, 2008, by and between Neurogen Corporation and certain selected institutional investors listed on Exhibit A thereof.

99.1	Press Release, dated April 9, 2008.